Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO THE PROVISIONS OF SECTION 3 HEREOF.

COMMON STOCK PURCHASE WARRANT

DATAVAULT AI INC.

Warrant Shares: [ ]	Issue Date: February 27, 2026

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, [_____________] or its permitted assigns (the “Holder”), is the registered holder of [ ] warrants to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”) of Datavault AI Inc., a Delaware corporation (the “Company”). Each Warrant entitles the Holder, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Issue Date”) and on or prior to 5:00 p.m. (New York City time) (the “close of business”) on the one (1) year anniversary of the Issue Date (the “Termination Date”), but not thereafter, to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below.

Each whole Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock (subject to adjustment as set forth herein and the shares of Common Stock issuable upon exercise of the Warrant are referred to herein as the “Warrant Shares”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 1(b).

This Warrant is one of a series of Common Stock Purchase Warrants with substantively identical terms (all such warrants, the “Warrants”) issued pursuant to that certain Warrant Agreement (the “Warrant Agreement”), dated February 27, 2026, by and between the Company and VStock Transfer, LLC (the “Warrant Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Warrant Agreement.

1.             Exercise.

(a)             Exercise of Warrant. Subject to the other terms and conditions of this Warrant, the purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time on or after the Issue Date and at or before the close of business on the Termination Date by delivery to the Warrant Agent, not later than the close of business on any Trading Day, of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (each, a “Notice of Exercise”). No Notice of Exercise will be deemed validly delivered unless it specifies a valid and accurate Digital Wallet (as defined below) address, indicates the number of Dream Bowl Meme Coin II Tokens (as defined below) held in such wallet, which number shall be subject to verification by the Company (which may take up to five (5) Trading Days), and sets forth the email address associated with the applicable Digital Wallet. Each Warrant not exercised at or before the close of business on the Termination Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Termination Date. Within one (1) Trading Day following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Common Stock specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank to the Company, unless the cashless exercise procedure specified in Section 1(d) is applicable and specified in the applicable Notice of Exercise. No ink original Notice of Exercise shall be required. If the Holder fails to make delivery of such deliverables on or prior to the first (1st) Trading Day following delivery of any Notice of Exercise, such Notice of Exercise shall be void ab initio. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation as soon as reasonably practicable after the date on which the final Notice of Exercise is delivered to the Warrant Agent. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares issuable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Warrant Agent shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Warrant Agent shall deliver any objection to or rejection of any Notice of Exercise, including, without limitation, due to (i) any failure of such Notice of Exercise to specify a valid Digital Wallet address and/or associated email address, (ii) specification of an inaccurate Digital Wallet address and/or associated email address or (iii) failure to satisfy the Exercise Conditions (as defined below) with respect to the request to exercise embodied by such Notice of Exercise, within seven (7) Trading Days of receipt of such notice. The Holder and any permitted assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)             Exercise Price; Exercise Period. The exercise price per share of Common Stock under this Warrant shall be $5.00, subject to adjustment as set forth herein (the “Exercise Price”). The Company in its sole discretion may lower the Warrant Price at any time prior to the Termination Date. The period of time from the date this Warrant first becomes exercisable until the expiration of this Warrant shall hereafter be referred to as the “Exercise Period.” The Company in its sole discretion may extend the duration of this Warrant by delaying the Termination Date.

(c)             Exercise Conditions.

(i)             The Holder acknowledges and understands that the Company previously issued Dream Bowl Meme Coin II tokens (each, a “Dream Bowl Meme Coin II Token”) to eligible record holders of certain of the Company’s equity securities as of January 7, 2026.

(ii)            Notwithstanding anything to the contrary contained herein, no Warrant may be exercised unless the Holder (or the Person in whose name ownership of a beneficial interest in this Warrant is recorded in the books and records of such Holder electing to exercise the purchase rights represented by this Warrant): (a) holds one (1) Dream Bowl Meme Coin II Token for each Warrant Share with respect to which such Person is electing to exercise the purchase rights represented by this Warrant, as set forth in the applicable Notice of Exercise (such condition, the “Token Ownership Condition”); and (b) each such Dream Bowl Meme Coin II Token is held in a digital wallet (a “Digital Wallet”) validly created and subsisting with the Company in a Datavault account (or any successor account with the Company) (such condition, the “Digital Wallet Condition” and, together with the Token Ownership Condition, the “Exercise Conditions”); in each case, as of the date the applicable Notice of Exercise is delivered to the Warrant Agent.

(d)             Cashless Exercise. Subject to the provisions of Section 1(a) and the other terms and conditions of this Warrant, to the extent that at any time following the Issue Date there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 1(a) on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 1(a) or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 1(a) after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

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If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrant being exercised. The Company agrees not to take any position contrary to this Section 1(d).

(e)             Mechanics of Exercise.

(i)             Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate (or book-entry statement), registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is five (5) Trading Days after the Company’s confirmation of satisfaction of the Exercise Conditions (such date, the “Warrant Share Delivery Date”). For the purposes of Regulation SHO under the Exchange Act, upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that the Exercise Conditions are satisfied and payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within one (1) Trading Day following delivery of the Notice of Exercise. The Company agrees to maintain a transfer agent of the Common Stock that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

(ii)            Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)           Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 1(e)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(iv)           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round down to the next whole share.

(v)            Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, (i) that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto; and (ii) the Company shall use its best efforts to pay, or procure payment of issue or stamp taxes levied in connection with the issuance of the Warrant or Warrant Shares to the Holder (“Relevant Taxes”). The Holder agrees to cooperate with the Company and provide all necessary information and documentation to the Company in a timely manner (and in any event within ten (10) Trading Days of request) to enable the Company to procure payment of any Relevant Taxes and facilitate the making of any necessary filings in respect of Relevant Taxes required to be made within applicable time limits. The Company shall not be liable for any Relevant Taxes or any penalty, fine, surcharge, interest, charge, cost or other similar imposition arising in respect of Relevant Taxes to the extent that such amount arises or is increased as a result of any failure by a Holder to timely provide the Company with any information or documentation requested pursuant to this Section 1(e)(v). The Company shall pay all Warrant Agent and/or Transfer Agent fees required for processing of any Notice of Exercise and all fees to DTC (or another established clearing corporation performing similar functions) required for electronic delivery of the Warrant Shares.

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(vi)           Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(f)             Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(f) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination, and a submission of a Notice of Exercise shall be deemed a representation and warranty by the Holder of the foregoing determination. In addition, a determination by the Holder as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(f), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(f), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 1(f) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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2.             Certain Adjustments.

(a)             Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 2(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)             Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 2(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c)             Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, share or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (except to the extent an adjustment was already made pursuant to Section 2(a)) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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(d)             Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions shall consolidate or merge with or into another Person, in which the Company is not the surviving entity (other than a reincorporation in a different state) or in which the stockholders of the Company immediately prior to such consolidation or merger do not own, directly or indirectly, at least 50% of the aggregate voting power of the surviving entity immediately after such consolidation or merger, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in one or a series of related transactions, except to the extent subject to an adjustment pursuant to Section 2(a), (b) or (c), (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding shares of the aggregate voting power of all classes of equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of the aggregate voting power of all classes of equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of shares of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 2(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(e)             Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

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(f)             Notice to Holder.

(i)             Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 2, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii)            Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to purchase or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

3.             Transfer of Warrant.

(a)             Transferability. Neither this Warrant nor any rights (legal or beneficial) hereunder may, whether directly or indirectly, be voluntarily or involuntarily sold, hypothecated, pledged, assigned (as collateral or otherwise), encumbered or otherwise transferred or disposed of (including by reorganization, merger, sale of substantially all assets or by operation of law) without the prior written consent of the Company, and any purported transfer in violation of the provisions of this Section 3(a) shall be void ab initio; provided, however, that this Warrant and/or the rights hereunder may be transferred, in whole or in part, without the prior written consent of the Company, in each case, at any time prior to the close of business on the Termination Date:

(i)             in the case of a beneficial owner that is an individual, by gift to a member of one of such beneficial owner’s immediate family or to a trust, the beneficiary of which is a member of such beneficial owner’s immediate family, an affiliate of such Person or to a charitable organization;

(ii)            in the case of a beneficial owner that is an individual, by virtue of laws of descent and distribution upon death of such beneficial owner;

(iii)           in the case of a beneficial owner that is an individual, pursuant to a qualified domestic relations order; or

(iv)           in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all holders of the Common Stock having the right to exchange their shares of Common Stock for cash, securities or other property;

(v)            in the event the Holder is: (A) DTC or its nominee, then such Holder may transfer this Warrant and/or the rights hereunder, in whole or in part, to institutions that have accounts with DTC (each, a “Participant”), it being understood that this Warrant will continue to be subject to the restrictions set forth in this Section 3(a) once it is transferred to or registered in the name of any Participant; or (B) a Participant, then such Holder may transfer this Warrant and/or the rights hereunder, in whole or in part, to a Person in whose name ownership of a beneficial interest in this Warrant is recorded in the books and records of such transferring Participant (each such Person, a “Participant Transferee”) or to another Participant, it being understood that this Warrant will continue to be subject to the restrictions set forth in clauses (i) – (iv) of this Section 3(a) once it is transferred to or registered in the name of any Participant Transferee.

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upon surrender of this Warrant at the principal office of the Warrant Agent, together with a written assignment of this Warrant substantially in the form attached hereto (each, an “Assignment Form”) duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender, delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such Assignment Form, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an Assignment Form to the Warrant Agent assigning this Warrant in full. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)             Registration of Transfer; New Warrants. This Warrant may be divided or combined with other Warrants upon written request delivered to the Warrant Agent and surrender hereof at the office of the Warrant Agent, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney, and, in the case of registration of transfer, shall provide a signature guarantee. Subject to compliance with Section 3(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original issuance date of this Warrant and shall be identical to this Warrant except as to the number of Warrant Shares issuable pursuant thereto. The Company and the Warrant Agent may require payment by the Holder requesting a registration of transfer of Warrants or a split-up, combination or exchange of a Warrant (but, for purposes of clarity, not upon the exercise of any Warrant or issuance of Warrant Shares to the Holder), of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such registration of transfer, combination or division, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto.

(c)             Warrant Register. The Warrant Agent shall register this Warrant, upon records to be maintained by the Warrant Agent for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company and the Warrant Agent may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

4.             Miscellaneous.

(a)             No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 1(e)(i), except as expressly set forth in Section 1(d). Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 1(d) or to receive cash payments pursuant to Section 1(e)(i), in no event shall the Company be required to net cash settle an exercise of this Warrant.

(b)             Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of an affidavit of loss reasonably satisfactory to the Company evidencing the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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(c)             Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d)             Authorized Shares. The Company covenants that, following the Issue Date and thereafter during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment of the Exercise Price for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Except and to the extent as waived or consented to by the holders of a majority of the then outstanding Warrants (based on the number of Warrant Shares underlying such Warrants), the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)             Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(f)             Jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Notwithstanding the foregoing, nothing in this paragraph shall limit or restrict the federal district court in which a Holder may bring a claim under the federal securities laws.

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(g)             Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

(h)             Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(i)             Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile, e-mail or sent by a nationally recognized overnight courier service, addressed to:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Phone: (212) 828-8436

Email: Action@vstocktransfer.com

or such other facsimile number, email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail (or e-mail attachment) at the email address set forth on the signature pages attached hereto at or prior to the close of business on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail (or e-mail attachment) at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than the close of business on any Trading Day, (c) the first (1st) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

(j)             Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k)             Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(l)             Successors and Assigns. Subject to applicable securities laws and the other terms and conditions of this Warrant, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of the Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

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(m)             Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder of this Warrant, on the other hand. Notwithstanding the foregoing, this Warrant may be amended by the Company without the consent of the Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant as the Company may deem necessary or desirable and that shall not adversely affect the interests of the Holder. Notwithstanding anything to the contrary contained herein, the Company may lower the Exercise Price or extend the Exercise Period, in each case, pursuant to Section 1(b), without the consent of the Holder; provided, that any such reduction in Exercise Price or extension of the Exercise Period shall be applied consistently to all of the Warrants then issued and outstanding pursuant to the Warrant Agreement; provided, further, that the Company will provide at least twenty (20) days’ prior written notice of any such extension of the Exercise Period to all registered holders of the Warrants.

(n)             Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o)             Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

5.             Certain Definitions.

(a)             “Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(b)             “Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(c)             “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(d)             “Trading Day” means any day on which the Common Stock is traded on the Trading Market, or, if the Trading Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market in the United States on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is are scheduled to trade on such exchange or market for less than four (4) hours and thirty (30) minutes or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York City time).

(e)             “Trading Market” means NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

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(f)             “Transfer Agent” means VStock Transfer, LLC, as transfer agent for the Common Stock, or any successor thereto.

(g)             “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTCQB Venture Market (“OTCQB”) or the OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (“Pink Market”) operated by the OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

DATAVAULT AI INC.

By:	/s/ Nathaniel Bradley
	Name:	Nathaniel Bradley
	Title:	Chief Executive Officer

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NOTICE OF EXERCISE

NOTICE IS HEREBY GIVEN, pursuant to Section 1(a) of the attached Warrant, that the undersigned hereby irrevocably elects to exercise the purchase rights represented by the attached Warrant to receive:

                         (indicate the number of Warrant Shares you are electing to purchase) Warrant Shares (the “Exercise Shares”), and herewith tenders payment for such Exercise Shares to the order of DATAVAULT AI INC., in the amount of:

$                        (indicate the aggregate Exercise Price for the Exercise Shares, calculated at a rate of $5.00 per share, subject to adjustment as set forth in the attached Warrant).

Payment shall take the form of (check the applicable box below):

☐	lawful money of the United States by wire transfer (see wire instructions attached to this Notice of Exercise) or cashier’s check drawn on a United States bank; OR

☐	cashless exercise, if permitted, in accordance with the provisions of Section 1(d) of the attached Warrant (note that the cashless exercise procedure is only permitted to the extent that at any time following the Issue Date there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Exercise Shares).

**Failure to deliver payment on or prior to the first Trading Day following delivery of this Notice of Exercise will result in this Notice of Exercise being deemed void ab initio.**

IMPORTANT CONDITIONS

By executing this Notice of Exercise and delivering it to the Warrant Agent, the undersigned represents and warrants that it is the holder of the number of Dream Bowl Meme Coin II Tokens set forth below (which number of Dream Bowl Meme Coin II Tokens is equal to or exceeds the number of Exercise Shares) in a Digital Wallet with the Company having the Digital Wallet address and associated email address, each as set forth below. The undersigned acknowledges and agrees that it must comply with the Exercise Conditions (as defined in the attached Warrant), which are subject to verification by the Company, and that (i) the failure to provide a valid Digital Wallet address and/or associated email address, (ii) providing an inaccurate Digital Wallet address and/or associated email address or (iii) the failure to hold such number of Dream Bowl Meme Coin II Tokens as is equal to or exceeds the number of Exercise Shares will result in rejection of this Notice of Exercise by the Warrant Agent.

Number of Dream Bowl Meme Coin II Tokens held by the undersigned:

Datavault AI Digital Wallet address of the undersigned:

E-mail address associated with the undersigned’s Datavault account:

A duly executed PDF copy of this Notice of Exercise must be delivered to the Warrant Agent by e-mail (or e-mail attachment) to: Action@vstocktransfer.com.

You may contact the Warrant Agent with any questions by letter, phone or e-mail at:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Phone: (212) 828-8436

E-mail: Action@vstocktransfer.com

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DELIVERY OF SHARES

The undersigned hereby requests that the Exercise Shares be issued in the name of the undersigned, or in such other name, and delivered to the DWAC Account Number, or by physical delivery, as specified below. The undersigned acknowledges and agrees that in the event the Exercise Shares are to be issued in a name other than the name of the undersigned, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto, in accordance with Section 1(e)(v) of the attached Warrant.

Please register the Exercise Shares in the name of:                   (EIN/SSN#:                    ) and deliver such Exercise Shares to (check the applicable box below):

☐	the following DWAC Account Number: ; OR

☐	by physical delivery to:

Address:

Phone number:

E-mail:

If the number of Exercise Shares is less than the total number of Warrant Shares underlying the attached Warrant, the undersigned requests that a new Warrant representing the remaining unexercised portion of the underlying Warrant Shares be registered in the name of the undersigned.

All capitalized terms used in this Notice of Exercise and not otherwise defined shall have the meanings set forth in the attached Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the undersigned has caused this Notice of Exercise to be executed as of the date set forth below.

Date:	(For use if the undersigned is an entity:)

EIN/SSN#:	[ENTITY NAME]

[By:]
[Its:]

By:
Name:
Title:

[Signature Guarantee]

(For use if the undersigned is an individual:)

By:
Name:

[Signature Guarantee]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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ASSIGNMENT FORM

The undersigned hereby irrevocably elects to assign, [in whole][in part, with respect to the undersigned’s right to purchase                       Warrant Shares under the attached Warrant], the attached Warrant and [all][such] rights evidenced thereby are hereby assigned to:

Name:

Address:

Phone number:

E-mail:

EIN/SSN#:

and herewith tenders funds sufficient to pay any transfer taxes payable upon the making of such assignment to the order of DATAVAULT AI INC.

**The attached Warrant is subject to the transfer restrictions and other provisions set forth therein, and any purported transfer in violation of the provisions of Section 3(a) of the attached Warrant shall be void ab initio.**

The undersigned requests that the Company execute and deliver a new Warrant in the name of the assignee and in the denomination specified above, and that a new Warrant representing the remaining unassigned (if any) portion of the underlying Warrant Shares be registered in the name of the undersigned.

All capitalized terms used in this Assignment Form and not otherwise defined shall have the meanings set forth in the attached Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the undersigned has caused this Assignment Form to be executed as of the date set forth below.

Date:	(For use if the undersigned is an entity:)

EIN/SSN#:	[ENTITY NAME]

[By:]
[Its:]

By:
Name:
Title:

[Signature Guarantee]

(For use if the undersigned is an individual:)

By:
Name:

[Signature Guarantee]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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